Exhibit 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is entered into as of October 6, 2023 by BGC Group, Inc., a Delaware corporation (the “BGCG”), and BGC Partners, Inc., a Delaware corporation (the “BGCP”), and Cantor Fitzgerald L.P. (“Cantor”).

R E C I T A L S :

A. Reference is made to that certain Credit Agreement dated as of March 19, 2018 (as amended by that certain First Amendment to Credit Agreement, dated as of August 6, 2018 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Cantor and BGCP. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B. BGCG desires to assume all of the rights and obligations of the BGCP under the Credit Agreement (the “Assumption”).

C. Cantor, BGCP and BGCG are entering into this Agreement in order to effectuate the Assumption.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignment. BGCP hereby assigns to BGCG, absolutely and unconditionally, all of BGCP’s rights, duties and obligations under the Credit Agreement.

2. Assumption. BGCG hereby:

(a) assumes and undertakes, absolutely and unconditionally, all of BGCP’s rights, duties and obligations under the Credit Agreement;

(b) ratifies the Credit Agreement and each other Loan Document; and

(c) agrees that each reference to “BGC” in the Credit Agreement shall be deemed to be to BGCG.

3. Representations and Warranties. Each of BGCG and BGCP hereby represents and warrants (on behalf of and with respect to itself) that the execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action and that this Agreement is a legal, valid and binding obligation of BGCG and BGCP enforceable against BGCG and BGCP in accordance with its terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws (and not the law of conflicts) of the State of New York.

5. Construction. Except as expressly amended hereby, the Agreement shall remain in full force and effect, and all other terms of the Agreement remain unchanged.

6. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

[signature page to follow]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed as of the date set forth above.

BGC PARTNERS, INC.

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

BGC GROUP, INC.

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

Acknowledged and Agreed:

CANTOR FITZGERALD, L.P.

By:	/s/ Danny Salinas
Name: Danny Salinas
Title: Chief Financial Officer